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                                                                 EXHIBIT 99 (AE)

                               POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints Andrew K. Simpson, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Amendment No. 6 to Schedule 13D, dated August 29, 1996, and to which this
Power of Attorney is attached as an exhibit, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming his signature as it may be signed by said attorney-in-fact and agent, or his substitutes, to any and all amendments to said Schedule 13D.

     IN WITNESS WHEREOF, the undersigned has executed this Agreement this 27th day of August, 1996.


                                       /s/ K. Glenn Cole
                                      ---------------------------------
                                           K. Glenn Cole